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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 5, 2003, included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No. 33-28344, File No. 33-29113, File No. 33-41757, File No. 33-59045, File No. 33-59081, File No. 333-94713 and File No. 333-63298.
It should be noted that we have not audited any financial statements subsequent to December 31, 2002 or performed any audit procedures subsequent to the date of our report.






                                              /s/ VITALE, CATURANO & CO., P.C..
                                              ----------------------------------
                                              VITALE, CATURANO & CO., P.C.

Boston, Massachusetts,
March 31, 2003